SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549
                         ---------------------

                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                      --------------------------

Date of Report (Date of earliest event reported):  November 18,1998
                                                   -----------------
                   OPTICAL COATING LABORATORY, INC.
        (Exact name of registrant as specified in its charter)
                         --------------------
DELAWARE                      0-2537                   68-0164244
(State or other          (Commission File No.)   (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation or
organization)


          2789 NORTHPOINT PARKWAY, SANTA ROSA, CA 95407-7397
   (Address, including zip code, of registrant's principal executive offices)


Registrant's telephone number, including area code: (707) 545-6440

Item 5.   Other Events
          ------------

     On November 18, 1998, Optical Coating Laboratory, Inc., a
Delaware corporation, made the following announcement:

     CONTACT:   Charles J. Abbe           Craig B. Collins
                President and             Vice President, Finance and
                Chief Executive Officer   Chief Financial Officer
                (707) 525-7010            (707) 525-7066

For Immediate Release:

          OPTICAL COATING LABORATORY, INC. ANNOUNCES THE SALE
             OF THE ASSETS OF MMG, A DIVISION OF OCLI GMBH

SANTA ROSA, CALIFORNIA, Wednesday, November 18, 1998-Optical Coating Laboratory, Inc., (OCLI) (NASDAQ: OCLI) Santa Rosa, California, announced that it has consummated a definitive agreement to sell the assets of the MMG Division of OCLI Optical Coating Laboratory GmbH, Germany to Glas Trosch, a large, privately held glass company in Switzerland, with subsidiaries in Germany and France. OCLI will continue to provide coated glass products to Glas Trosch. OCLI expects to recognize a pre-tax loss of approximately $9.3 million ($.29 per share after tax) in the fourth quarter of 1998 related to this transaction. In addition to the sale of the assets, OCLI will recognize revenue of $1.8 million over the next three years for the use of intangibles.

The MMG Division has been primarily engaged in glass fabrication in support of the office automation market in Europe. OCLI no longer sees a strategic need to own a company specializing in the fabrication element of the office automation glass market in Europe. Glas Trosch is expected to keep the operation intact and expand MMG's capability into other markets.

Charles J. Abbe, President and Chief Executive Officer of OCLI, commented, "The sale of MMG allows OCLI to focus more resources on the strategic markets of telecommunications, display and optically variable products. At the same time, we are delighted that Glas Trosch is in a strong position to continue the MMG tradition of support to longstanding OCLI customers. We will continue to supply coated glass products to Glas Trosch in support of our valued customers in Europe. We also look forward to having Glas Trosch as an important customer, distributor and partner in supporting the European office automation market."

OCLI is the world's largest independent manufacturer of optical thin film coated components used to manage light. OCLI's products are found in many applications including computer monitors, flat panel displays, telecommunications systems, photocopiers, fax machines, medical/analytical equipment and instruments, projection imaging systems, satellite power systems and aerospace and defense systems. Flex Products, Inc., OCLI's 60% owned subsidiary, designs and manufactures thin film coatings on flexible substrates using high vacuum roll-to-roll processes. Flex supplies ChromaFlair(R)light interference pigments for commercial paints. Flex also supplies energy conserving window film for residential, commercial, and automotive applications, photoreceptor components for copiers and optical devices for anti-counterfeiting applications.

                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    November 24, 1998


                         OPTICAL COATING LABORATORY, INC.
                                    (Registrant)



                         By     /s/ Craig B.Collins
                           ---------------------------
                           Craig B. Collins
                           Vice President, Finance
                           and Chief Financial Officer